Exhibit 99.1
REXFORD INDUSTRIAL ANNOUNCES FIRST QUARTER 2022 FINANCIAL RESULTS

Los Angeles, California - April 19, 2022 - Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) focused on creating value by investing in and operating industrial properties within Southern California infill markets, today announced financial and operating results for the first quarter of 2022.

First Quarter 2022 Financial and Operational Highlights:
•Net income attributable to common stockholders of $43.9 million, or $0.27 per diluted share, as compared to $24.9 million, or $0.19 per diluted share, for the prior year quarter.
•Company share of Core FFO of $76.6 million, an increase of 58.4% as compared to the prior year quarter.
•Company share of Core FFO per diluted share of $0.48, an increase of 29.7% as compared to the prior year quarter.
•Consolidated Portfolio Net Operating Income (NOI) of $107.2 million, an increase of 40.9% as compared to the prior year quarter.
•Same Property Portfolio NOI increased 8.0% and Same Property Portfolio Cash NOI increased 11.7% as compared to the prior year quarter.
•99.2% Average Same Property Portfolio occupancy.
•Comparable rental rates on 0.9 million rentable square feet of new and renewal leases increased by 71.1% compared to prior rents on a GAAP basis and by 56.9% on a cash basis.
•Acquired 17 properties for an aggregate purchase price of $457.7 million and sold one property for a sales price of $16.5 million.
•Issued a total of 4.4 million shares of common stock for total net proceeds of $305.9 million.
•Ended the quarter with a low-leverage balance sheet measured by a net debt-to-enterprise value ratio of 10.3%.

“Our exceptional first quarter performance demonstrates the unique nature of the Rexford business model and the strength and resiliency of our infill Southern California industrial market, the world's fourth largest and our nation’s highest-demand, lowest supply industrial market. We achieved Core FFO growth of 58%, equal to 30% on a per share basis, compared to the prior year quarter, driven by consolidated NOI growth of over 40% compared to the prior year quarter. Our team executed 0.9 million square feet of leasing activity at record releasing spreads of 71% and 57%, on a GAAP and cash basis, respectively, and we ended the quarter with Same Property occupancy at 99.3%,” stated Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company. “We continue to capitalize upon the scale of our platform and deepen our presence within the infill Southern California industrial market, completing $458 million of investments in the first quarter. Looking ahead, we have over $500 million of additional investments under contract or accepted offer and a range of accretive internal growth initiatives, and, when combined with our low-leverage balance sheet, we are well positioned to drive cash flow growth and significant value creation for our stakeholders.”

Financial Results:

The Company reported net income attributable to common stockholders for the first quarter of $43.9 million, or $0.27 per diluted share, compared to $24.9 million, or $0.19 per diluted share, for the prior year quarter. Net income in the first quarter includes $8.5 million of gains on sale of real estate, as compared to a $10.9 million of gains on sale of real estate for the prior year quarter.

The Company reported Core FFO for the first quarter of $76.6 million, representing a 58.4% increase compared to $48.4 million for the prior year quarter. The Company reported Core FFO of $0.48 per diluted share, representing an increase of 29.7% compared to $0.37 per diluted share for the prior year quarter.

In the first quarter, the Company’s consolidated portfolio NOI on a GAAP and Cash basis increased 40.9% and 37.6%, respectively, compared to the prior year quarter.

In the first quarter, the Company’s Same Property Portfolio NOI increased 8.0% compared to the prior year quarter, driven by a 9.0% increase in Same Property Portfolio rental income and a 12.2% increase in Same Property Portfolio expenses. Same Property Portfolio Cash NOI increased 11.7% compared to the prior year quarter. When adjusted for the impact of short-term rent deferral agreements executed in response to the COVID-19 pandemic, Same Property Portfolio Cash NOI increased by 12.3% compared to the prior year quarter.

Operating Results:

First quarter 2022 leasing activity demonstrates strong tenant demand fundamentals within Rexford Industrial’s target Southern California infill markets:

	Q1-2022 Leasing Activity
			Releasing Spreads
	# of Leases Executed	SF of Leasing	GAAP	Cash
New Leases	35	314,567	66.3%	49.1%
Renewal Leases	54	552,828	72.8%	59.9%
Total Leases	89	867,395	71.1%	56.9%

At March 31, 2022, the Company’s Same Property Portfolio occupancy was 99.3%. Average Same Property Portfolio occupancy for the first quarter 2022 was 99.2%. At March 31, 2022, the Company’s consolidated portfolio, excluding value-add repositioning assets, was 98.7% occupied and 99.2% leased, and the Company’s consolidated portfolio, including value-add repositioning assets, was 96.3% occupied and 96.8% leased.

Transaction Activity:

During the first quarter of 2022, the Company completed 14 acquisitions representing 17 properties with 1.5 million square feet of buildings on 82 acres of land, including 13 acres of land for near term redevelopment, for an aggregate purchase price of $457.7 million. These investments are projected to generate a weighted average unlevered initial yield of 3.2% and an estimated stabilized yield on total investment of 4.7%. Additionally, the Company sold one property for a sales price of $16.5 million which generated a 9.1% unlevered IRR on investment.
During the first quarter of 2022, the Company stabilized one redevelopment project with 111,260 square feet and $17.4 million of total investment at a 6.6% unlevered stabilized yield.

Balance Sheet:
The Company ended the first quarter with $856.0 million in liquidity, including $48.8 million in cash on hand, $575 million available under its unsecured revolving credit facility and an estimated $232.2 million of forward equity proceeds available for settlement to occur by the second quarter of 2023. As of March 31, 2022, the Company had $1.5 billion of outstanding debt, with an average interest rate of 2.7% and an average term-to-maturity of 7.0 years. The Company has no debt maturities until 2023.

On January 13, 2022, the Company renewed its at-the-market program (“ATM program”) to include $750 million of capacity with the option to offer shares on a forward basis.

During the first quarter, the Company executed on its ATM program, selling 5,752,268 shares of common stock subject to forward sale agreements at an average price of $71.32 per share for a gross value of $410.3 million. In March 2022, the Company partially settled these forward equity sale agreements and outstanding forward equity sale agreement from 2021 by issuing 4,402,110 shares of common stock for net proceeds of $305.9 million.

As of March 31, 2022, the ATM program had approximately $340 million of remaining capacity.

Dividends:

On April 18, 2022, the Company’s Board of Directors declared a dividend in the amount of $0.315 per share for the second quarter of 2022, payable in cash on July 15, 2022, to common stockholders and common unit holders of record as of June 30, 2022.

On April 18, 2022, the Company’s Board of Directors declared a quarterly dividend of $0.367188 per share of its Series B Cumulative Redeemable Preferred Stock and a quarterly dividend of $0.351563 per share of its Series C Cumulative Redeemable Preferred Stock, in each case, payable in cash on June 30, 2022, to preferred stockholders of record as of June 15, 2022.

Guidance

The Company is revising its full year 2022 guidance as indicated below. The Core FFO guidance refers only to the
Company’s in-place portfolio as of April 19, 2022, and does not include any assumptions for other acquisitions, dispositions or related balance sheet activities that have not closed. Please refer to the Company’s supplemental information package for a complete list of guidance and 2022 Guidance Rollforward.

2022 Outlook (1)	2022 Updated Guidance	Initial Guidance
Net Income Attributable to Common Stockholders per diluted share	$0.79 - $0.83	$0.77 - $0.81
Company share of Core FFO per diluted share	$1.84 - $1.88	$1.77 - $1.81
Same Property Portfolio NOI Growth	4.0% - 5.0%	3.25% - 4.25%
Same Property Portfolio Cash NOI Growth	6.75% - 7.75%	6.0% - 7.0%
Average 2022 Same Property Portfolio Occupancy (Full Year)	98.25% - 98.75%	98.0% - 98.5%
General and Administrative Expenses (2)	$59.0M - $60.0M	$58.0M - $59.0M
Net Interest Expense	$39.0M - $40.0M	$38.0M - $39.0M
(1)2022 Guidance represents the in-place portfolio as of April 19, 2022, and does not include any assumptions for prospective acquisitions, dispositions or related balance sheet activities that have not closed. No acquisitions have occurred subsequent to March 31, 2022.
(2)2022 General and Administrative expense guidance includes estimated non-cash equity compensation expense of $24.0 million. Non-cash equity compensation includes restricted stock, time-based LTIP units and performance units that are tied to the Company’s overall performance and may or may not be realized based on actual results.

A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, the impact of the ongoing COVID-19 pandemic, interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Supplemental Information and Investor Presentation:

The Company’s supplemental financial reporting package as well as an updated investor presentation are available on the Company’s investor relations website at www.ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call:

A conference call with senior management will be held on Wednesday, April 20, 2022, at 1:00 p.m. Eastern Time.

To participate in the live telephone conference call, please dial 1-877-407-0789 (for domestic callers) or 1-201-689-8562 (for international callers) at least five minutes prior to start time. A webcast of the conference call will also be available in a listen-only mode at ir.rexfordindustrial.com.

Conference call playback will be available through May 20, 2022, and can be accessed by dialing 1-844-512-2921 (for domestic callers) or 1-412-317-6671 (for international callers), using the pass code 13725995.

About Rexford Industrial:

Rexford Industrial creates value by investing in, operating and redeveloping industrial properties throughout infill Southern California, the world's fourth largest industrial market and consistently the highest-demand, lowest supply market in the nation. The Company’s highly differentiated strategy enables internal and external growth opportunities through its proprietary value creation and asset management capabilities. Rexford Industrial’s high-quality, irreplaceable portfolio comprises 312 properties with approximately 38.1 million rentable square feet occupied by a stable and diverse tenant base. Structured as a real estate investment trust (REIT) listed on the New York Stock Exchange under the ticker “REXR,” Rexford Industrial is an S&P MidCap 400 Index member. For more information, please visit www.rexfordindustrial.com

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and other filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (or losses) from sales of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs and amortization of above/below-market lease intangibles) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to FFO is set forth below. “Company Share of FFO” reflects FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders.

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. These adjustments consist of (i) acquisition expenses, (ii) loss on extinguishment of debt, (iii) the amortization of the loss on termination of interest rate swaps and (iv) other amounts as they may occur. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company’s operating results. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of FFO to Core FFO is set forth below. “Company Share of Core FFO” reflects Core FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders.

Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance:

The following is a reconciliation of the Company’s 2022 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.

	2022 Estimate
	Low	High
Net income attributable to common stockholders	$0.79	$0.83
Company share of depreciation and amortization	1.10	1.10
Company share of gains on sale of real estate	(0.05)	(0.05)
Company share of Core FFO	$1.84	$1.88

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as rental income from real estate operations less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have a real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of net income to NOI for our Same Property Portfolio, is set forth below.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI: (i) fair value lease revenue and (ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of net income to Cash NOI for our Same Property Portfolio, is set forth below.

Same Property Portfolio:

Our 2022 Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2021 through March 31, 2022, and excludes properties that were acquired or sold during the period from January 1, 2021 through March 31, 2022, and properties acquired prior to January 1, 2021, that were classified as current or future repositioning, redevelopment or lease-up during 2021 or 2022 (unless otherwise noted), which we believe significantly affected the properties’ results during the comparative periods. As of March 31, 2022, our 2022 Same Property Portfolio consists of 224 properties aggregating 28,570,287 rentable square feet.

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy. We consider a repositioning property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning construction work.

Net Debt to Enterprise Value: At March 31, 2022, we had consolidated indebtedness of $1.5 billion, reflecting a net debt to enterprise value of approximately 10.3%. Our enterprise value is defined as the sum of the liquidation preference of our outstanding preferred stock and preferred units plus the market value of our common stock excluding shares of nonvested restricted stock, plus the aggregate value of common units not owned by us, plus the value of our net debt.  Our net debt is defined as our consolidated indebtedness less cash and cash equivalents.

Contact:
Investor Relations:
Stephen Swett
424-256-2153 ext 401
investorrelations@rexfordindustrial.com

Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	March 31, 2022	December 31, 2021
	(unaudited)
ASSETS
Land	$4,466,240	$4,143,021
Buildings and improvements	2,737,575	2,588,836
Tenant improvements	131,169	127,708
Furniture, fixtures, and equipment	132	132
Construction in progress	71,147	71,375
Total real estate held for investment	7,406,263	6,931,072
Accumulated depreciation	(505,196)	(473,382)
Investments in real estate, net	6,901,067	6,457,690
Cash and cash equivalents	48,844	43,987
Restricted cash	—	11
Rents and other receivables, net	11,130	11,027
Deferred rent receivable, net	67,832	61,511
Deferred leasing costs, net	33,703	32,940
Deferred loan costs, net	1,729	1,961
Acquired lease intangible assets, net	153,665	132,158
Acquired indefinite-lived intangible	5,156	5,156
Other assets	22,671	19,066
Acquisition related deposits	18,275	8,445
Assets associated with real estate held for sale, net	—	7,213
Total Assets	$7,264,072	$6,781,165
LIABILITIES & EQUITY
Liabilities
Notes payable	$1,524,279	$1,399,565
Interest rate swap liability	1,212	7,482
Accounts payable, accrued expenses and other liabilities	85,465	65,833
Dividends and distributions payable	54,115	40,143
Acquired lease intangible liabilities, net	135,275	127,017
Tenant security deposits	61,701	57,370
Prepaid rents	14,265	15,829
Liabilities associated with real estate held for sale	—	231
Total Liabilities	1,876,312	1,713,470
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Preferred stock, $0.01 par value per share, 10,050,000 shares authorized:
5.875% series B cumulative redeemable preferred stock, 3,000,000 shares outstanding at March 31, 2022 and December 31, 2021 ($75,000 liquidation preference)	72,443	72,443
5.625% series C cumulative redeemable preferred stock, 3,450,000 shares outstanding at March 31, 2022 and December 31, 2021 ($86,250 liquidation preference)	83,233	83,233
Common Stock,$ 0.01 par value per share, 489,950,000 authorized and 165,017,587 and 160,511,482 shares outstanding at March 31, 2022 and December 31, 2021, respectively	1,650	1,605
Additional paid in capital	5,133,875	4,828,292
Cumulative distributions in excess of earnings	(198,999)	(191,120)
Accumulated other comprehensive loss	(3,674)	(9,874)
Total stockholders’ equity	5,088,528	4,784,579
Noncontrolling interests	299,232	283,116
Total Equity	5,387,760	5,067,695
Total Liabilities and Equity	$7,264,072	$6,781,165

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
REVENUES
Rental income	$140,588	$99,644
Management and leasing services	163	105
Interest income	1	14
TOTAL REVENUES	140,752	99,763
OPERATING EXPENSES
Property expenses	33,429	23,575
General and administrative	14,717	11,480
Depreciation and amortization	42,471	35,144
TOTAL OPERATING EXPENSES	90,617	70,199
OTHER EXPENSES
Other expenses(1)	38	29
Interest expense	9,683	9,752
TOTAL EXPENSES	100,338	79,980
Gains (loss) on sale of real estate	8,486	10,860
NET INCOME	48,900	30,643
Less: net income attributable to noncontrolling interests	(2,484)	(1,969)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	46,416	28,674
Less: preferred stock dividends	(2,314)	(3,636)
Less: earnings attributable to participating securities	(201)	(141)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$43,901	$24,897
Net income attributable to common stockholders per share – basic	$0.27	$0.19
Net income attributable to common stockholders per share – diluted	$0.27	$0.19
Weighted-average shares of common stock outstanding – basic	160,629	131,613
Weighted-average shares of common stock outstanding – diluted	161,049	131,759

(1)Acquisition expenses for the three months ended March 31, 2021, has been reclassified to “Other expenses” to conform to the current period presentation.

Rexford Industrial Realty, Inc.
Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Same Property Portfolio Occupancy:
	March 31,
	2022	2021	Change (basis points)
Quarterly Weighted Average Occupancy:(1)
Los Angeles County	99.1%	98.0%	110 bps
Orange County	98.7%	99.3%	(60) bps
San Bernardino County	99.8%	97.6%	220 bps
San Diego County	99.4%	96.7%	270 bps
Ventura County	99.1%	94.1%	500 bps
Same Property Portfolio Weighted Average Occupancy	99.2%	97.7%	150 bps

Ending Occupancy:	99.3%	98.2%	110 bps
(1)Calculated by averaging the occupancy rate at the end of each month in 1Q-2022 and December 2021 (for 1Q-2022) and the end of each month in 1Q-2021 and December 2020 (for 1Q-2021).

Same Property Portfolio NOI and Cash NOI:
	Three Months Ended March 31,
	2022	2021	$ Change	% Change
Rental income	$100,215	$91,958	$8,257	9.0%
Property expenses	23,857	21,256	2,601	12.2%
Same Property Portfolio NOI	$76,358	$70,702	$5,656	8.0%
Straight line rental revenue adjustment	(2,691)	(3,853)	1,162	(30.2)%
Amortization of above/below market lease intangibles	(1,640)	(2,377)	737	(31.0)%
Same Property Portfolio Cash NOI	$72,027	$64,472	$7,555	11.7%

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to NOI, Cash NOI, Same Property Portfolio NOI and
Same Property Portfolio Cash NOI
(Unaudited and in thousands)

	Three Months Ended March 31,
	2022	2021
Net income	$48,900	$30,643
Add:
General and administrative	14,717	11,480
Depreciation and amortization	42,471	35,144
Other expenses	38	29
Interest expense	9,683	9,752
Deduct:
Management, leasing and development services	163	105
Interest income	1	14
Gain (loss) on sale of real estate	8,486	10,860
Net operating income (NOI)	$107,159	$76,069
Straight line rental revenue adjustment	(6,901)	(4,199)
Amortization of above/below market lease intangibles	(5,091)	(2,712)
Cash NOI	$95,167	$69,158

NOI	$107,159	$76,069
Non-Same Property Portfolio rental income	(40,373)	(7,686)
Non-Same Property Portfolio property expenses	9,572	2,319
Same Property Portfolio NOI	$76,358	$70,702
Straight line rental revenue adjustment	(2,691)	(3,853)
Amortization of above/below market lease intangibles	(1,640)	(2,377)
Same Property Portfolio Cash NOI	$72,027	$64,472

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Net income	$48,900	$30,643
Add:
Depreciation and amortization	42,471	35,144
Deduct:
Gain (loss) on sale of real estate	8,486	10,860
Funds From Operations (FFO)	$82,885	$54,927
Less: preferred stock dividends	(2,314)	(3,636)
Less: FFO attributable to noncontrolling interests(1)	(3,787)	(3,134)
Less: FFO attributable to participating securities(2)	(296)	(209)
Company share of FFO	$76,488	$47,948

Company Share of FFO per common share – basic	$0.48	$0.36
Company Share of FFO per common share – diluted	$0.47	$0.36

FFO	$82,885	$54,927
Adjust:
Acquisition expenses	36	29
Amortization of loss on termination of interest rate swaps	112	410
Core FFO	$83,033	$55,366
Less: preferred stock dividends	(2,314)	(3,636)
Less: Core FFO attributable to noncontrolling interest(1)	(3,793)	(3,155)
Less: Core FFO attributable to participating securities(2)	(296)	(211)
Company share of Core FFO	$76,630	$48,364

Company share of Core FFO per common share – basic	$0.48	$0.37
Company share of Core FFO per common share – diluted	$0.48	$0.37

Weighted-average shares of common stock outstanding – basic	160,629	131,613
Weighted-average shares of common stock outstanding – diluted	161,049	131,759
(1)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1, 2 & 3 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company.
(2)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.